UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2016 (March 28, 2016)

Arch Coal, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13105	43-0921172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CityPlace One
One CityPlace Drive, Suite 300
St. Louis, Missouri 63141

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (314) 994-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                                                     Entry into a Material Definitive Agreement.

As previously disclosed, on January 11, 2016 (the “Petition Date”), Arch Coal, Inc. (“Arch” or the “Company”) and substantially all of Arch’s wholly owned domestic subsidiaries (the “Filing Subsidiaries” and, together with Arch, the “Debtors”) filed voluntary petitions for reorganization under Chapter 11 of Title 11 of the U.S. Code in the United States Bankruptcy Court for the Eastern District of Missouri (the “Court”).

As also previously disclosed, prior to the Petition Date, certain of the Debtors entered into a Restructuring Support Agreement, dated as of January 10, 2016 (as amended on February 25, 2016, the “Restructuring Support Agreement”). On March 28, 2016, Arch entered into an amendment (the “RSA Amendment”), which provides for the waiver of the termination event that would have occurred on April 10, 2016 as a result of the Debtors not having obtained Court approval of the assumption of the Restructuring Support Agreement within 90 days of the Petition Date. Following entry into the RSA Amendment, the Debtors are required to obtain Court approval of the assumption of the Restructuring Support Agreement prior to May 13, 2016 or such later date as may be agreed to by the Majority Consenting Lenders under the Restructuring Support Agreement.

The RSA Amendment also provides for the waiver of any termination event arising out of the Debtors’ failure to deliver the updated business plan required under the Restructuring Support Agreement no later than 60 days after the Petition Date, so long as the Debtors: (i) deliver an updated business plan no later than April 1, 2016 or such later date as may be agreed to by the Majority Consenting Lenders, which business plan is reasonably acceptable to the Majority Consenting Lenders (confirmed on or before April 8, 2016 or such later date as may be agreed to by the Majority Consenting Lenders), and (ii) make publicly available certain disclosure materials no later than April 15, 2016 or such later date as may be agreed to by the Majority Consenting Lenders). The RSA Amendment further waives any termination event arising out of the Debtors’ failure to file the Plan and Disclosure Statement no later than 90 days after the Petition Date, so long as the Debtors: (i) file the Plan and Disclosure Statement no later than April 26, 2016 or such later date as may be agreed to by the Majority Consenting Lenders, and (ii) obtain Court approval of the Disclosure Statement no later than June 10, 2016.

The RSA Amendment also provides for an extension of the date after which the Debtors and the Majority Consenting Lenders may modify the proposed distributions to holders of unsecured claims if holders of more than $1.6125 billion of unsecured claims against the Debtors have not executed a restructuring support agreement substantially in the form of the Restructuring Support Agreement from April 10, 2016 to April 22, 2016.

As further previously disclosed, on January 21, 2016, the Superpriority Secured Debtor-in-Possession Credit Agreement (as amended on March 4, 2016, the “DIP Credit Agreement”; the superpriority secured term loan credit facility provided thereunder, the “DIP Facility”) was entered into by and among the Company, as borrower, certain of the Debtors, as guarantors, the lenders from time to time party thereto (the “DIP Lenders”) and Wilmington Trust, National Association, as administrative agent and collateral agent for the DIP Lenders (the “DIP Agent”). Arch entered into an amendment to the DIP Credit Agreement, dated as of March 28, 2016, which extends (i) the deadline for the filing of a plan of reorganization and accompanying disclosure statement from 90 days after the Petition Date to April 26, 2016, or such later date as agreed by the DIP Lenders holding a majority of the term loans and unused commitments under the DIP Facility (the “Required DIP Lenders”) or the DIP Agent with the consent of the Required DIP Lenders, and (ii) the deadline for obtaining an order of the Court approving a disclosure statement for the solicitation of such plan of reorganization described in clause (i) above from 60 days after the filing described in clause (i) above to June 10, 2016, or such later date as agreed by the Required DIP Lenders or the DIP Agent with the consent of the Required DIP Lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arch Coal, Inc.
Date: March 29, 2016

	By:	/s/ Robert G. Jones
		Name:	Robert G. Jones
		Title:	Senior Vice President — Law, General Counsel and Secretary